Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-248252, 333-265307, and 333-265754) of OneConnect Financial Technology Co., Ltd. of our report dated April 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
April 24, 2025